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                         OLSON CONSULTANT AGREEMENT             EXHIBIT 10.11



         This CONSULTANT AGREEMENT (hereinafter "Agreement") is made this 15th day of August, 1997, between Surrey, Inc. (hereinafter the "Company"), a Texas corporation, and James K. Olson (hereinafter "Olson").


                                R E C I T A L S

         A. The Company has purchased the outstanding stock in the Company owned by Olson pursuant to the terms and conditions of the Stock Purchase Agreement by and between the Company and Olson dated of even date herewith.

         B. Olson served as the Company's Chief Executive Officer and a Director, and is intimately knowledgeable of the Company's financial affairs and accounting procedures.

         C. Olson has tendered his resignation as an officer and director of the Company, effective as of the date hereof.

         D. The Company desires to have Olson continue to advise the Company and to perform certain services in accordance with the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the mutual covenants, premises and agreements contained herein, the parties mutually agree as follows:


                                   AGREEMENT


         1. APPOINTMENT OF CONSULTANT. The Company hereby appoints Olson, and Olson accepts appointment, as the Company's consultant, to perform such accounting, financial and business review and analysis for the Company as shall be requested by the Company (the "Services") during normally scheduled work days and work hours, during the term of this Agreement, unless otherwise agreed by mutual written agreement. In addition, during the term of this Agreement, the Company agrees to continue to provide to Olson clerical and administrative support and facilities commensurate with the support provided to Olson during the prior fiscal year.


         2. TERM. This Agreement shall begin on the date hereof and shall terminate on the earlier of (i) the closing of the Company's initial public offering of its common stock, (ii) December 31, 1997, or (iii) such other date as the parties hereto may mutually agree (the "Term"). The parties may extend the Term of this Agreement by mutual agreement.


         3. COMPENSATION. The Company shall pay to Olson compensation during the Term of this Agreement in the amount of $125,000 per year, payable bi-weekly. This compensation is applicable to all the Services, and may be changed, altered or modified only upon the written





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consent of the parties hereto.  In addition, Olson shall be entitled (a) to participate in all health insurance and other benefits currently offered to officers of the Company and (b) to receive such stated compensation during any period of disability occurring during the term of this Agreement.


         4. EXPENSES. It is agreed that the Company shall bear all of its own costs, overhead and business expenses, unless the parties otherwise mutually agree in writing. This includes but is not limited to expenses incurred by Olson in performing the Services.


         5. SEVERABILITY. The terms of this Agreement are severable, as allowed by law. In the event any provision of this Agreement is deemed unenforceable or invalid, the remaining terms shall remain in full force and effect.


         6. ASSIGNMENT. Neither the rights nor obligations of this Agreement are transferable or assignable, without the written agreement of the parties.


         7. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties, and supersedes any and all previous written or oral agreements, contracts, representations, discussions, negotiations or course of dealing between the parties. This Agreement supersedes and takes the place of any one or all existing contracts or agreements, whether oral or written.


         8. NOTICE. Any notice required or permitted to be given pursuant to the terms of this Agreement shall be considered effective if hand delivered or sent via certified United States Mail, postage prepaid, as follows:

                     If to Olson to:  James K. Olson
                                      9703 Vista View Drive
                                      Austin, Texas 78750

                     With a Copy to:  Paul Angenend, Esq.
                                      SAEGERT, ANGENEND & AUGUSTINE
                                      1145 West 5th Street, Suite 300 Austin,
                                      Texas 78703

                     If to Company:   SURREY, INC.
                                      13110 Trails End Road
                                      Leander, Texas 78641
                                      Attn.: John B. van der Hagen

                     With a Copy to:  G. Thomas MacIntosh, Esq.
                                      MACKALL, CROUNSE & MOORE, PLC
                                      1400 AT&T Tower
                                      901 Marquette Avenue
                                      Minneapolis, Minnesota 55402-2859



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         9. MODIFICATION.  This Agreement shall be modified or amended only by the parties mutual written consent and agreement.

         10. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         11.  GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

         12.  CONSENT TO JURISDICTION.  THE PARTIES IRREVOCABLY SUBMIT TO
THE JURISDICTION OF ANY TEXAS STATE OR FEDERAL COURT SITTING IN THE CITY OF AUSTIN, TEXAS, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT. SELLER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


         IN WITNESS HEREOF, the parties have executed this Agreement as of the date provided above.


SURREY, INC.                                                CONSULTANT


By:
/s/John van der Hagen                                        /s/James K. Olson
-----------------------                                    --------------------
John van der Hagen                                         James K. Olson
Its President





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                   INDEMNIFICATION AGREEMENT OF SURREY, INC.
                         AND JOHN B. VAN DER HAGEN WITH
                       JAMES K. OLSON AND LOUISE K. OLSON



  This Indemnification is given by SURREY, INC., a Texas corporation ("Corporation"), and John B. van der Hagen, individually ("van der Hagen"), to James K. Olson ("J. Olson") and Louise K. Olson ("L. Olson").

                                  WITNESSETH:

  WHEREAS, J. Olson has entered into a Stock Purchase Agreement ("Agreement") with the Corporation dated as of the date hereof; and

  WHEREAS, the Agreement requires that, in the event that J. Olson cannot obtain a release from any lender or lessor to the Corporation with respect thereto, the Corporation and/or van der Hagen shall indemnify, on the terms set forth herein, J. Olson and L. Olson from any obligations or responsibilities for the payment of all notes, leases or obligations of the Corporation which J. Olson and/or L. Olson have personally guarantied, or on which J. Olson and/or
L. Olson are personally liable; and

  WHEREAS,the Directors of the Corporation have determined that it is in the best interest of the Corporation to provide such indemnification to J. Olson and L. Olson.

  NOW, THEREFORE, the Corporation and van der Hagen agree as follows:


                                   AGREEMENT

  1. INDEMNIFICATION BY CORPORATION. Corporation hereby indemnifies J. Olson and L. Olson against, and agrees to hold each harmless from, any and all damage, loss, liability and expense incurred or suffered by J. Olson and/or L. Olson arising out of any liability arising from (a) any debt, lease, or other obligation owed by the Corporation and which either required J. Olson and/or L. Olson's personal guaranty (which guaranty has not been released), or on which
J. Olson and/or L. Olson remain personally liable (collectively, "Debts and Other Liabilities") and (b) any initial public offering ("IPO") by the Corporation of its common stock. Corporation further warrants and represents that it will repay such Debts and Other Liabilities as soon as reasonable business practice will allow out of the proceeds of any IPO or otherwise.

  2. INDEMNIFICATION BY VAN DER HAGEN. Van der Hagen hereby indemnifies J. Olson and L. Olson against, and agrees to hold each harmless from, any and all damage, loss, liability and expense incurred or suffered by J. Olson and/or L. Olson arising out of any liability under Norwest Bank Loan No. GP-767, 982-3006-SA, which required J. Olson and/or L. Olson





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personal guaranty (which guaranty has not been released), or on which J. Olson and/or L. Olson remain personally liable.

  3. PROCEDURE FOR INDEMNIFICATION. J. Olson and/or L. Olson agrees promptly to give notice to Corporation or van der Hagen, as the case may be, of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under this indemnification. Corporation and van der Hagen, at the request of J. Olson and/or L. Olson, may participate in and control the defense of any such suit, action or proceeding at their own expense. Corporation and van der Hagen may not be liable for any settlement effected without their consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

  4. NOTICES. All notices, requests and other communication shall be in writing (including telex, telecopy or similar writing) and shall be given:


                     If to Corporation:     SURREY, INC.
                                            13110 Trails End Road
                                            Leander, Texas 78641
                                            Attn: John van der Hagen, President

                     With a copy to:        G. Thomas MacIntosh, Esq.
                                            MACKALL, CROUNSE & MOORE, PLC
                                            1400 AT&T Tower
                                            901 Marquette Avenue
                                            Minneapolis, MN 55402-2859

                     If to van der Hagen:   John van der Hagen
                                            13110 Trails End Road
                                            Leander, Texas 78641

                     With a copy to:        G. Thomas MacIntosh, Esq.
                                            MACKALL, CROUNSE & MOORE, PLC
                                            1400 AT&T Tower
                                            901 Marquette Avenue
                                            Minneapolis, MN 55402-2859

                     If to Olson:           James K. Olson
                                            9703 Vista View Drive
                                            Austin, Texas 78750

                     With a copy to:        Paul Angenend, Esq.
                                            SAEGERT, ANGENEND & AUGUSTINE
                                            1145 West Fifth Street, Suite 300
                                            Austin, Texas 78703





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  5. SUCCESSORS AND ASSIGNS.  The provisions of this indemnification shall be binding upon and inure to the benefit of J. Olson and/or L. Olson, Corporation and van der Hagen, and their respective successors and assigns; provided that any such transfer or assignment by Corporation and van der Hagen will not relieve Corporation or van der Hagen of their obligations hereunder.

  6. GOVERNING LAW. THIS INDEMNIFICATION SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE.

  7. CONSENT TO JURISDICTION. THE CORPORATION AND VAN DER HAGEN IRREVOCABLY SUBMIT THE JURISDICTION OF ANY TEXAS STATE OR FEDERAL COURT SITTING IN THE CITY OF AUSTIN, TEXAS, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDEMNIFICATION OR ANY RELATED DOCUMENT. CORPORATION AND VAN DER HAGEN IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBLIGATION WHICH THEY MAY HAVE OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

  8. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

  IN WITNESS WHEREOF, Surrey, Inc. and John B. van der Hagen have executed this Indemnification Agreement dated this the 15th day of August, 1997.


                                         SURREY, INC.



                                         By:    /s/John B. van der Hagen
                                            ------------------------------------
                                            John B. van der Hagen, President




                                                /s/John B. van der Hagen
                                            ------------------------------------
                                            John B. van der Hagen




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                              NON-COMPETITION AND
                           CONFIDENTIALITY AGREEMENT


  This NON-COMPETITION AND CONFIDENTIALITY AGREEMENT (this "Agreement") is made and entered into effective the 15th day of August, 1997 by and between James K. Olson, residing in Travis County, Texas ("Olson"), and SURREY, INC., a Texas corporation (the "Company").


                                R E C I T A L S

  A. Olson and the Company have entered into that certain Stock Purchase Agreement ("Stock Purchase Agreement") dated of even date herewith, to which this Agreement is ancillary.

  B. Olson is resigning as an officer, employee and director of the Company.

  C. Olson, through his association with Company, has obtained intimate knowledge of the trade secrets and business of the Company which the Company desires to remain confidential.

  D. Olson and the Company have entered into a Consulting Agreement dated of even date herewith, wherein Olson will continue to render services to the Company as specified therein.

  E. It is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement that Olson execute and deliver this Agreement to the Company.

  NOW, THEREFORE, in consideration of the premises hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and Olson, the Company and Olson hereby covenant and agree as follows:


                                   AGREEMENT

  1. DEFINITIONS. Each capitalized term not defined herein shall have the meaning assigned to that term in the Stock Purchase Agreement.

  2. NONDISCLOSURE. Olson acknowledges that, in the course of his employment and management relationship with Company, he has received or had access to certain trade secrets, programs, lists of customers and other sensitive and confidential information and knowledge concerning the business of the Company (hereinafter collectively referred to as "Confidential Information"). Olson understands that the Confidential Information is confidential and agrees not to reveal the Confidential Information to individual or other business and corporate entity outside the Company so long as the confidential or secret nature of the Confidential Information shall continue. Olson further agrees that he will at no time use the Confidential information in





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competing with Company.

   On the date hereof, Olson shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment and/or management relationship with the Company or relating to or containing the Confidential Information. Olson agrees that all such materials will at all times remain the property of Company. Notwithstanding the above, any Confidential Information necessary and/or required to be used by Olson in connection with services to be rendered under the Consulting Agreement shall be delivered to the Company at the termination of the term of such agreement.

   For the purposes of this Agreement, the term "Confidential Information" shall not include any information or knowledge which: (a) is now available or hereafter becomes available to the public without a breach by Olson of the terms stated in this Agreement; (b) is disclosed to Olson by a third party who, to Olson's knowledge, is not under any obligation of secrecy or confidentiality; or (c) which Olson or a party is compelled by law to disclose.

  3. COVENANTS NOT TO COMPETE.

  (a) During the term of the Consulting Agreement and for a period of twenty-four (24) months after the termination of the Consulting Agreement (the "Noncompetition Term"), Olson agrees that he will not, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, compete directly or indirectly with the Company by:

   (i) engaging in any activity which is competitive with the business of the Company as of the date hereof in any state in which the Company had Customers (as hereinafter defined) during the twenty-four (24) month period immediately preceding the Noncompetition Term or during the term of the Consulting Agreement;

   (ii) soliciting or otherwise attempting to solicit or establish for himself or for any other person or entity any business relationship with any Customer, which business relationship is competitive with Company;

   (iii) entering into or seeking to enter into, personally or through or on behalf of any other person or entity, any contract or other arrangement with any Customer for the performance of services or the provision of products of a nature being performed or provided by Company;

   (iv) providing or offering to provide services or products to a Customer, personally or through or on behalf of any other person or entity, which services or products are competitive with the services or products offered by Company;

   (v) urging any Customer or person or entity referring any business to the Company to discontinue, in whole or part, such relations or business with





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         or referral to Company, or discouraging the continuation thereof;

   (vi) have any type of equity interest in, or have any employment or commission relationship with, any venture or entity which engages in any of the activities referred to in clauses (i) through (v) above; it being expressly understood that these restrictions do not preclude Olson from owning stock of any publicly traded company, or less than five percent (5%) of the stock of a privately held company.

  (b) During the Noncompetition Term, Olson further agrees that he will not, either directly or indirectly, through any person, firm, association or corporation with which he is now or may hereafter become associated, cause or induce any present or future employee of the Company to leave the employ of the Company to accept employment with Olson or with such person, firm, association or corporation.

  (c) As used herein, "Customer" includes (without limitation) any person or entity that purchased goods or services from the Company in any of the twenty-four (24) months immediately preceding the Noncompetition Term and any person or entity controlling, controlled by or under common control with any such person or entity.

  4. REASONABLE RESTRICTIONS. Olson represents to the Company that the enforcement of the noncompetition covenants contained in this Agreement will not be unduly burdensome to Olson and acknowledges that Olson is willing and able to compete in other geographical areas not prohibited by this Agreement. The parties to this Agreement hereby agree that the covenants contained in this Agreement are reasonable and necessary restrictions for the purpose of protecting the goodwill and other business interests of Company, and the expectation of expanding Company's business in the designated geographic areas without competition from Olson for the Noncompetition Term.

  5. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and with respect to the subject matter of this Agreement and supersedes and is in full substitution for any and all prior agreements and understandings, whether written or oral, between said parties relating to the subject matter of this Agreement.

  6. AMENDMENT. This Agreement may not be amended or modified in any respect except by an agreement in writing executed by the parties in the same manner as this Agreement.

  7. ASSIGNMENT. This Agreement may be assigned by the Company without the consent of Olson in connection with the sale, transfer or other assignment of all or substantially all of the capital stock or assets of, or the merger of, the Company, provided that the party acquiring such capital stock or assets or into which the Company merges assumes in writing the obligations of the Company hereunder and provided further that no such assignment shall release the Company from its obligations hereunder. Otherwise, this Agreement may not be assigned by either party hereto without the prior written consent of the other party.





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  8.   SUCCESSORS.  This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns.

  9. UNENFORCEABLE PROVISIONS. In the event that a court should determine that any restriction herein is unenforceable, the parties agree that this Agreement shall nevertheless be enforceable for the maximum term and geographical area allowed by law.

  10. REMEDIES. Olson agrees that a breach or violation of any provision of this Agreement shall entitle the Company or its assigns, as a matter of right, to an injunction, without necessity of posting bond, issued by any court of competent jurisdiction, restraining any further or continued breach or violation of such provision. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which the Company or its assigns may show itself justly entitled, including, but not limited to, specific performance and damages. The parties specifically agree that the remedy of damages alone is inadequate for a breach or violation of any provision of this Agreement by Olson. Further, during any period in which Olson is in actual (as opposed to asserted) breach of any covenant in this Agreement, the time period of this Agreement shall be extended for an amount of time that Olson is in breach hereof.

  11. NOTICE. All notices, consents, requests, approvals or other communications in connection with this Agreement and all legal process in regard hereto shall be in writing and delivered personally or sent by certified mail, postage prepaid, or by facsimile transmission. Unless changed by written notice pursuant hereto, the address of each party for the purpose hereof is as follows:


                        If to Olson:       James K. Olson
                                           9703 Vista View Drive
                                           Austin, Texas  78750

                        With a copy to:    Paul Angenend, Esq.
                                           SAEGERT, ANGENEND & AUGUSTINE
                                           1145 West Fifth Street, Suite 3000
                                           Austin, Texas  78703

                        If to Company      SURREY, INC.
                                           13110 Trails End Road
                                           Leander, Texas  78641
                                           Attn:  John van der Hagen

                        With a copy to:    G. Thomas MacIntosh, Esq.
                                           MACKALL, CROUNSE & MOORE, PLC
                                           1400 AT&T Tower
                                           901 Marquette Avenue
                                           Minneapolis, MN  55402-2859





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  Notice given by mail as set out above shall be deemed delivered only when actually received.

  12. DESCRIPTIVE HEADINGS. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning of or construction of any of the provisions hereof.

  13. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (without regard to the conflicts of law principles thereof). The parties agree that in the event any litigation arises in connection with this Agreement, jurisdiction will lie in a federal or state court of competent jurisdiction in Travis County, Texas.


  IN WITNESS WHEREOF, the parties have duly executed this Non-Competition and Confidentiality Agreement as of the date first set forth above.



                                   /s/James K. Olson
                                   ---------------------
                                   James K. Olson




                                   SURREY, INC.



                                   By:  /s/John B. van der Hagen
                                      --------------------------
                                           John B. van der Hagen
                                           Its President





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